UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 398-3517 ext. 308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 18, 2009, Bio Matrix Scientific Group, Inc. (the “Company”) entered into an agreement (“Agreement”) with Therinject, LLC, a California Limited Liability Company (“Therinject”)  and Dr. Stephen Josephs, PhD (“Josephs”). Pursuant to the Agreement, Therinject and Dr. Josephs shall assist the Company in :

(a) the acquisition, manufacture and sale of medical devices utilized for the therapeutic delivery of cells, proteins and/or amino acids including immuno isolation devices(“Medical Delivery Devices”):

(b) establishing a tumor banking facility

(c) the development and marketing of a therapeutic cancer vaccine utilizing the medical device of for initial use in veterinary applications (“Cancer Vaccine”).

Pursuant to  the Agreement, the Company shall be obligated to:

(a) Pay to Therinject yearly royalty payments equal to 2.5% of revenues generated by the Company as a result of:

The Company’s operation of a Tumor Banking facility, provided that such Tumor banking activities have occurred as a direct result of Therinject’s material  contributions pursuant to this Agreement

Sales by the Company of Medical Delivery devices, provided that such sales have occurred as a direct result of Therinject’s material contributions pursuant to this Agreement

Sales by the Company of the Cancer Vaccine, provided that the development and marketing of such Cancer Vaccine has occurred as a direct result of Therinject’s material contributions pursuant to this Agreement.

(b) Pay to Josephs a consulting fee in the amount of $150,000 to be paid in twelve monthly installments of $12,500 (“Fee Installments”) subject to the Agreement’s Terms and Conditions. These Fee installments may be made in cash, common stock of the Company, or any combination thereof at the discretion of the Company.

(c) Issue 2,500,000 common shares (“Shares”) are to be paid to Therinject on or before October 1, 2009. The Shares  may not be sold, transferred, assigned, pledged or  otherwise encumbered or disposed of by the Therinject (“Share Restrictions”). Share restrictions shall lapse upon the successful completion of certain events due primarily to the contributions of Therinject pursuant to the Agreement, provided such events shall have occurred prior to September 1, 2010. Any Shares issued upon which Share Restrictions shall not have lapsed prior to September 1 , 2010 shall be returned to the Company for cancellation.

Any and all intellectual property (i) resulting from the efforts of the Parties pursuant to this agreement and (b) comprising or materially related to the Cancer Vaccine shall become the property of Entest BioMedical, Inc., a Nevada corporation which is a majority owned subsidiary of the Company.

Any and all intellectual property (i) resulting from the efforts of the Parties pursuant to this agreement and (b) not comprising or materially related to the Cancer Vaccine shall be owned 50% by Therinject and 50% by Entest (“Non Cancer Vaccine IP”).

The Company shall have the right of first refusal in regards to any sale or other assignment by any Party of any Non Cancer Vaccine IP

Execution of the Agreement  bestowed upon the Company an exclusive worldwide license, not subject to any expiration, to develop, manufacture, market and sublicense products or services based on Non Cancer Vaccine IP

The Company may assign its rights and duties pursuant to this Agreement to Entest Biomedical, Inc., a Nevada corporation which is currently a majority owned subsidiary of the Company, in its sole discretion.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description
10.01	Agreement by and between Bio-Matrix Scientific Group, Inc., Therinject LLC and Dr. Stephen Josephs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: August 24, 2009